UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2016

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 12, 2016, Heritage Commerce Corp (“HCC”), the holding company for Heritage Bank of Commerce, entered into Exchange Agreements with Castle Creek Capital Partners IV, LP (“Castle Creek”), Patriot Financial Partners, L.P. (“Patriot Financial”) and Patriot Financial Partners Parallel, L.P. (“Patriot Parallel”) (collectively “Preferred Stockholders”) providing for the exchange of 21,003.75 shares of HCC Series C convertible perpetual preferred stock, no par value, (“Preferred Stock”) for 5,601,000 shares of HCC common stock, no par value. The Exchange Agreements contain customary representations, warranties and covenants made by the Preferred Stockholders, on the one hand, and HCC, on the other hand.

The Preferred Stock was originally issued to the Preferred Stockholders in a private placement transaction that was completed on June 18, 2010 (“Private Placement”) and was issued to enable the equity ownership of the Preferred Stockholders to comply with applicable banking laws and regulations. The Preferred Stockholders have received all regulatory approvals for the exchange transaction.

The exchange ratio is equal to the equivalent number of shares the Preferred Stockholders would have received upon conversion of the Preferred Stock. The exchange transaction was effected because the Preferred Stock could only be converted at the time of a transfer or sale of the Preferred Stock that satisfied certain conditions set forth in the terms of the Preferred Stock. The common stock issued upon exchange of the Preferred Stock was offered and exchanged in reliance on exemptions from registration provided by Sections 3(a)(9) and 18(b)(4) of the Securities Act of 1933, as amended (“Securities Act”).

As a result of the exchange transaction, the Company will have 37,908,022 shares of common stock issued and outstanding. Castle Creek will own 3,763,225 shares, or 9.9% of the issued and outstanding shares; and Patriot Financial and Patriot Parallel will own together 4,437,204 shares, or 11.7% of the issued and outstanding shares.

HCC agreed in the Exchange Agreements to file, as soon as practicable, and in any event within 30 days of the consummation of the exchange transaction, a registration statement on Form S-3 under the Securities Act covering the resale by the Preferred Stockholders of all of the shares of the HCC common stock received in the exchange, and to cause such shares to be authorized for listing on The NASDAQ Global Select Market.

HCC also agree to register certain other shares of HCC common stock held by Preferred Stockholders.

The forms of the Exchange Agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Exchange Agreements is a summary, does not purport to be complete and is qualified in its entirety by reference to the forms of the Exchange Agreements.

Item 3.02.  Unregistered Sales of Equity Securities.

On September 12, 2016, HCC issued to the Preferred Stockholders 5,601,000 shares of its common stock, no par value, in exchange for 21,003.75 shares of Preferred Stock held of record by the Preferred Stockholders in a transaction exempt from registration under Sections 3(a)(9) and 18(b)(4) of the Securities Act. HCC received no cash proceeds as a result of the exchange.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Exchange Agreement, dated September 12, 2016, by and between Heritage Commerce Corp and Castle Creek Capital Partners IV, LP.

10.2	Exchange Agreement, dated September 12, 2016, by and between Heritage Commerce Corp and Patriot Financial Partners, L.P.

10.3	Exchange Agreement, dated September 12, 2016, by and between Heritage Commerce Corp and Patriot Financial Partners Parallel, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: September 12, 2016	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer